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                        SUMMIT INVESTMENT TRUST
                        EXHIBIT 16
                        TOTAL RETURN
                        VARIABLE FUNDS
                        LOAD CALCULATIONS
                        SUMMIT HIGH YIELD FUND


AGGREGATE TOTAL RETURN
WITH SALES LOAD OF:  4.75%
--------------------------

T=(ERV/P)-1

WHERE:          T=   TOTAL RETURN

                ERV= ENDING REDEEMABLE VALUE AT THE END OF THE
                     PERIOD OF A HYPOTHETICAL $1,000 INVESTMENT
                     MADE AT THE BEGINNING OF THE PERIOD.

                P=   A HYPOTHETICAL INITIAL PAYMENT OF $1,000.

EXAMPLE:

  SINCE INCEPTION:  (06/27/94 TO 11/30/94):
                    (954.8/1,000)-1=            -4.52%
  YEAR TO DATE:     (06/27/94 TO 11/30/94):
                    (954.8/1,000)-1=            -4.52%
  QUARTERLY:        (09/01/94 TO 11/30/94):
                    (952.6/1,000)-1=            -4.74%
  MONTHLY:          (11/01/94 TO 11/30/94):
                    (949.9/1,000)-1=            -5.01%